PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             KLA-TENCOR CORPORATION

      -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

           -------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

           -------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           -------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

           -------------------------------------------------------------
    5) Total fee paid:

           -------------------------------------------------------------

[ ]  Fee previously paid.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

           -------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

           -------------------------------------------------------------
     3)   Filing Party:

           -------------------------------------------------------------
     4)   Date Filed:

           -------------------------------------------------------------

                             KLA-TENCOR CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 17, 1998

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KLA-Tencor Corporation (the "Company"), a Delaware corporation, will be held on Tuesday, November 17, 1998 at 11:00 a.m., local time, at the Company's offices located at One Technology Drive, Milpitas, California 95035, for the following purposes:

          1. To elect four Class III directors to serve for a three year term and until their successors are elected.

          2. To approve amendments to the 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan") to increase the number of shares of Common Stock of the Company (the "Common Stock") reserved for issuance thereunder by 1,000,000 shares.

          3. To approve amendments to the 1997 Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder on the first day of each subsequent fiscal year by the lesser of (a) 2,000,000 shares or (b) the number of shares which the Company estimates (based on the previous 12-month period) it will be required to issue under the 1997 Purchase Plan during the forthcoming fiscal year.

          4. To approve the 1998 Outside Director Option Plan and to reserve for issuance thereunder 1,000,000 shares of the Common Stock.

          5. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 1999.

          6. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 18, 1998 are entitled to notice of and to vote at the meeting.

                                          Sincerely,

                                          Larry W. Sonsini
                                          Secretary

San Jose, California
September 30, 1998

                             YOUR VOTE IS IMPORTANT

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON, HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE RETURNED A PROXY.

                             KLA-TENCOR CORPORATION
                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of KLA-Tencor Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, November 17, 1998 at 11:00 a.m., local time, or at any adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices at One Technology Drive, Milpitas, California 95035. The Company's principal executive offices are located at 160 Rio Robles, San Jose, California 95134 and its telephone number is (408) 875-4200.

     These proxy solicitation materials were mailed on or about September 30, 1998 to all stockholders entitled to vote.

RECORD DATE

     Stockholders of record at the close of business on September 18, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the record date 87,321,556 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST," "ABSTAIN" or "WITHHELD FROM" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan).

VOTING AND SOLICITATION

     On all matters other than the election of directors, each share has one vote. See "PROPOSAL ONE -- REQUIRED VOTE."

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $5,000 for its services and will reimburse it for certain out of pocket expenses estimated to be $45,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's annual meeting in 1999 must be received by the Company no later than June 2, 1999 and otherwise be in compliance with applicable laws and regulations in order for such proposals to be considered for possible inclusion may be included in the Company's proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's annual meeting in 1999, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to that meeting, the stockholder should give appropriate notice no later than August 16, 1999. If such a stockholder fails to submit the proposal by such date the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the Company's annual meeting in 1999.

                               SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS

     As of June 30, 1998, the following persons were known to the Company to be beneficial owners of more than 5% of the Company's Common Stock:

                      NAME AND                         NUMBER OF      PERCENTAGE
                      ADDRESS                         SHARES OWNED     TOTAL(1)
                      --------                        ------------    ----------
Capital Guardian Trust Co.(2).......................   7,726,700         8.8%
  333 South Hope Street
  Los Angeles, CA 90071
Jennison Associates Capital Corp.(3)................   5,485,500         6.3%
  466 Lexington Ave
  New York, NY 10017
FMR Corp.(4)........................................   6,347,503         7.3%
  82 Devonshire Street
  Boston, MA 02109
Neuberger & Berman, LLC;
Neuberger & Berman Management Incorporated(5).......   6,411,113         7.3%
  605 Third Ave., New York, NY
  10158-3698
The Prudential Insurance Company of America(6)......   5,685,552         6.5%
  Prudential Plaza
  Newark, NJ 07102

---------------
(1) Based on 87,443,592 outstanding shares of Common Stock as of June 30, 1998.

(2) Based on information provided pursuant to Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on July 9, 1998. This share amount includes 1,037,100 shares held by Capital International Limited; 805,400 shares held by Capital International S.A. and 112,100 shares held by Capital International, Inc., affiliated entities of Capital Guardian Trust Co. (the "Reporting Entity"). Previously, The Capital Group Companies, Inc., the parent holding company of the Reporting Entity and its listed affiliated entities, reported the beneficial ownership of all of such shares. On July 9, 1998 it filed a Schedule 13G indicating that it retained no beneficial ownership of shares held by its independent investment management affiliates.

(3) Based on information provided pursuant to Schedule 13G/A filed with the SEC on February 12, 1998. Jennison Associates Capital Corp. ("Jennison") is an institutional investor and is considered the beneficial owner only as a result of its position as manager of the funds which own the shares of Common Stock of the Company. Jennison is an autonomous, wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential"). As such, the shares of Common Stock reported by Jennison are also included in the shares of Common Stock reported by Prudential in its reporting obligations with the SEC. (See Note 6 below.)

(4) Based on information provided pursuant to Schedule 13G filed with the SEC on February 10, 1998. FMR Corp. is a parent holding company and includes shares held by Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited.

(5) Based on information provided pursuant to Schedule 13G filed with the SEC on February 12, 1998. This number includes 4,373,850 shares held by Neuberger & Berman's various mutual funds, for which Neuberger & Berman LLC and Neuberger & Berman Management Inc. serve as sub-advisor and investment manager, respectively.

(6) Based on information provided pursuant to Schedule 13G/A filed with the SEC on February 9, 1998. Prudential presently holds 22,400 shares of Common Stock of the Company for the benefit of its general account. In addition, Prudential may have direct or indirect voting and/or investment discretion over 5,663,152 shares, including 5,485,500 shares held by Jennison, a wholly-owned subsidiary of Prudential (see Note 3 above).

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of September 18, 1998 (the most recent practicable date) by all directors and nominees (naming them), each of the named executive officers set forth in the Summary Compensation Table and by all directors and current executive officers as a group:

                                                                    APPROXIMATE
                                                        AMOUNT      PERCENTAGE
                        NAME                             OWNED        OWNED*
                        ----                           ---------    -----------
Kenneth Levy(1)......................................  1,874,170       2.15%
Jon D. Tompkins(2)...................................    160,869         **
Kenneth L. Schroeder(3)..............................    449,729         **
James W. Bagley(4)...................................     20,051         **
Edward W. Barnholt(5)................................      5,213         **
Leo J. Chamberlain(6)................................     27,067         **
Richard J. Elkus, Jr.(7).............................     75,937         **
Dean O. Morton(8)....................................     15,051         **
Yoshio Nishi(9)......................................     32,956         **
Samuel Rubinovitz(10)................................     13,623         **
Dag Tellefsen(11)....................................     14,206         **
Lida Urbanek(12).....................................    818,679         **
Robert J. Boehlke(13)................................    102,526         **
Gary E. Dickerson(14)................................     95,190         **
Graham J. Siddall(15)................................    204,384         **
All directors and executive officers as a group (22
  persons)(16).......................................  4,354,172       4.99%

---------------
  * Based on 87,321,556 outstanding shares of the Common Stock of the Company as of September 18, 1998.

 **  Less than 1%

 (1) Includes 353,093 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998 and 231,000 shares which are held in trust for the benefit of Mr. Levy's children.

 (2) Includes 145,072 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

 (3) Includes 325,093 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

 (4) Includes 20,051 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

 (5) Includes 5,213 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

 (6) Includes 5,070 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

 (7) Includes 937 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

 (8) Includes 10,051 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

 (9) Includes 32,956 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

(10) Includes 9,623 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

(11) Includes 13,107 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

(12) Includes 3,560 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998 and 151,500 shares which are held by Mrs. Urbanek's children.

(13) Includes 98,829 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

(14) Includes 92,688 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

(15) Includes 173,966 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

(16) Includes 1,715,860 shares, options for which are presently exercisable or will become exercisable within 60 days of September 18, 1998.

                                  PROPOSAL ONE

                TO ELECT FOUR CLASS III DIRECTORS TO SERVE FOR A
            THREE YEAR TERM AND UNTIL THEIR SUCCESSORS ARE ELECTED.

NOMINEES

     The Company has a classified board of twelve directors consisting of four Class I directors (Kenneth Levy, Samuel Rubinovitz, Jon D. Tompkins and Lida Urbanek), three Class II directors (Leo J. Chamberlain, Richard J. Elkus, Jr. and Dag Tellefsen) and five Class III directors (James W. Bagley, Edward W. Barnholt, Dean O. Morton, Yoshio Nishi and Kenneth L. Schroeder). The Class I directors and the Class II directors will serve until the annual meetings of stockholders to be held in 1999 and 2000 respectively, or until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire at the annual meeting.

     The terms of the Class III directors will expire on the date of the Annual Meeting. Yoshio Nishi has declined to stand for re-election. Accordingly, four of the five Class III directors of the Board of Directors are to be elected at the Annual Meeting. The nominees for election by the stockholders to these four positions are James W. Bagley, Edward W. Barnholt, Dean O. Morton and Kenneth L. Schroeder. If elected, the nominees will serve as directors until the Company's annual meeting of stockholders in 2001, or until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as management may designate. The proxy holders also have been advised that, in the event any of the nominees shall not be available for election, a circumstance that is not currently expected, they may vote for the election of substitute nominees in accordance with their judgment. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting (if invoked) as will assure the election of as many of the nominees as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     If a quorum is present and voting, the four nominees for Class III directors receiving the highest number of votes will be elected as Class III directors. Abstentions and shares held by brokers that are not present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present in determining if a quorum is present.

     The following table sets forth certain information with respect to the Company's Board of Directors.

                                                                               DIRECTOR
         NAME OF DIRECTOR           AGE                 POSITION                SINCE
         ----------------           ---                 --------               --------
Jon D. Tompkins...................  58     Chairman of the Board               1997
Kenneth Levy......................  55     Chief Executive Officer             1975
Kenneth L. Schroeder..............  52     President and Chief Operating       1991
                                           Officer
James W. Bagley...................  59     Director                            1997
Edward W. Barnholt................  55     Director                            1995
Leo J. Chamberlain................  68     Director                            1982
Richard J. Elkus, Jr..............  63     Director                            1997
Dean O. Morton....................  66     Director                            1997
Yoshio Nishi......................  58     Director                            1989
Samuel Rubinovitz.................  68     Director                            1990
Dag Tellefsen.....................  56     Director                            1978
Lida Urbanek......................  55     Director                            1997

     There are no family relationships between or among any directors or executive officers of the Company.

     JON D. TOMPKINS has been Chairman of the Board since July 1, 1998. From April 30, 1997 until July 1, 1998 he was Chief Executive Officer and a Director of the Company. From 1991 until April 30, 1997 he was President and Chief Executive Officer of Tencor Instruments, a manufacturer of wafer inspection, film measurement and metrology systems for the semiconductor industry ("Tencor") prior to its merger with the Company. He was a director of Tencor from 1991 until April 1997 and was appointed chairman of the board of directors of Tencor in November 1993. He currently serves on the boards of directors of Varian Corporation and ESI Incorporated as well as chairman of the board of SEMI/SEMATECH, a private research and development consortium of U.S. semiconductor equipment and materials companies.

     KENNETH LEVY is a founder of the Company and since July 1, 1998 has been Chief Executive Officer and a Director. From 1975 until April 30, 1997 he was Chairman of the Board and Chief Executive Officer. From April 30, 1997 until June 30, 1998 he was Chairman of the Board. He currently serves on the boards of directors of Ultratech Stepper, Inc. and Integrated Process Equipment Corporation.

     KENNETH L. SCHROEDER has been President, Chief Operating Officer and Director of the Company since November 1991. He currently serves on the board of directors of GaSonics International.

     JAMES W. BAGLEY has been a Director of the Company since April 30, 1997. He was a director of Tencor from June 1993 until April 30, 1997. He has been chief executive officer and a director of Lam Research Corporation, a manufacturer of semiconductor processing equipment, since August 1997. From May 1996 until August 1997 he was chairman of the board and chief executive officer of OnTrak Systems, Inc. until its merger with Lam Research Corporation in August 1997. From December 1987 until December 1993, Mr. Bagley was president and chief operating officer for Applied Materials, Inc., a manufacturer of wafer fabrication systems to the semiconductor industry. From January 1994 until October 1995 he was vice chairman and chief operating officer of Applied Materials, Inc., and vice chairman from November 1995 until May 1996. Mr. Bagley currently serves on the boards of directors of Teradyne, Inc., Kulicke & Soffa Industries, Inc., Micron Technology, Inc., and SEMI/SEMATECH.

     EDWARD W. BARNHOLT has been a Director of the Company since 1995. Mr. Barnholt joined Hewlett-Packard Company, a manufacturer of electronic and computer equipment in December 1966. From 1988 to 1990 he was general manager of the Electronics Instruments Group of Hewlett-Packard Company. In July 1988, he was elected vice president and in November 1993 he was elected senior vice president of Hewlett-Packard Company. Mr. Barnholt is currently executive vice president and general manager of the Test and Measurement Organization of Hewlett Packard Company.

     LEO J. CHAMBERLAIN has been a Director of the Company since 1982. He is a private investor.

     RICHARD J. ELKUS, JR. has been a Director of the Company since April 30, 1997. He was executive vice president and vice chairman of the board of directors of Tencor from February 1994 until April 30, 1997. Previously, he was with Prometrix Corporation from September 1983 until February 1994 where he held the positions of chairman and chief executive officer until its merger with Tencor in February 1994. He currently serves on the boards of directors of Voyan Technology and Lam Research Corporation.

     DEAN O. MORTON has been a Director of the Company since April 30, 1997. From June 1993 until April 30, 1997 he was a director of Tencor. In October 1992 Mr. Morton retired as executive vice president, chief operating officer and a director of Hewlett-Packard Company, where he held various positions from 1960 until his retirement. Mr. Morton currently serves as chairman of the board of Centigram Communications Corporation and as a director of ALZA Corporation, The Clorox Company, BEA Systems Inc. and Raychem Corporation. Mr. Morton is also a trustee of the Metropolitan Series Fund and State Street Research Funds Group and Portfolios Inc.

     YOSHIO NISHI has been a Director of the Company since 1989. Since May 1995 he has been director of research and development and senior vice president of the Semiconductor Group of Texas Instruments Incorporated, a manufacturer of integrated circuits and electronic equipment. From January 1986 to April 1995 he was director of the Silicon Process Laboratory for Hewlett-Packard Laboratories, a semiconductor technology research facility affiliated with Hewlett-Packard Company.

     SAMUEL RUBINOVITZ has been a Director of the Company since 1990. He previously served as a Director of the Company from October 1979 to January 1989. From April 1989 to January 1994 he was executive vice president of EG&G, Inc., a diversified manufacturer of scientific instruments and electronic, optical and mechanical equipment. He currently serves on the boards of directors of Richardson Electronics, Inc., LTX Corporation and Kronos, Inc.

     DAG TELLEFSEN has been a Director of the Company since 1978. He is the general partner of the Investment Manager of Glenwood Ventures I and II, venture capital funds. He currently serves on the boards of directors of Iwerks Entertainment Corporation, Aptix, Metorex International and Aeneid.

     LIDA URBANEK has been a Director of the Company since April 30, 1997. She is a private investor. She was a director of Tencor from August 1991 until April 30, 1997.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended June 30, 1998. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee, which consists of Mr. Morton, Mr. Rubinovitz and Mr. Tellefsen, held three meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Compensation Committee, which consists of Mr. Bagley, Mr. Chamberlain and Mrs. Urbanek, held three meetings during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and makes recommendations concerning the Company's employee benefit plans. The Nominating Committee, which consists of Mr. Barnholt, Mr. Levy and Mr. Tompkins did not hold a meeting during the last fiscal year. A unanimous group of the disinterested members of the board of directors nominated the four Class III directors for election, with Mr. Nishi declining to stand for reelection. The Nominating Committee is primarily responsible for identifying and evaluating the qualifications of all candidates for election to the Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Stockholders wishing to submit nominations must notify the Company of their intent to do so and provide the Company with certain information set forth in the Company's bylaws on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by the Company.

     During the fiscal year ended June 30, 1998, all incumbent Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company receive an annual fee of $15,000 and $1,000 for each meeting they attend ($500 if participation is by telephone), plus expenses. Committee members receive $500 per committee meeting they attend ($250 if participation is by telephone). The Company's Outside Directors Stock Option Plan (the "Director Plan") as adopted by the Board of Directors and approved by the stockholders, provides for the grant of an option to purchase 2,500 shares of Common Stock of the Company to each of the Company's non-employee directors on the date on which such person is elected a director. Thereafter, each non-employee director is automatically granted an option to purchase 2,500 shares of Common Stock of the Company on the anniversary of such date. The Director Plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the option. Options granted pursuant to the Director Plan have a term of ten years with 25% vesting after 12 months and the remainder vesting monthly over the following 36 months, but only while the optionee is a director of the Company, within six months after death or within 30 days after the optionee ceases to serve as a director of the Company. The Company plans to terminate the Director Plan if the stockholders approve Proposal Four hereunder.

     If the stockholders approve Proposal Four hereunder, the non-employee Directors shall receive benefits under the 1998 Outside Director Plan ("1998 Director Plan") and no additional options will be granted under the Director Plan and it will be terminated. Under the 1998 Director Plan, each non-employee Director ("Outside Director") shall receive a nonstatutory option to purchase 10,000 shares of Common Stock as of the date on which such director first becomes an Outside Director (the "First Option"). Accordingly, none of the existing directors will be granted a First Option. In addition, each Outside Director shall automatically be granted a nonstatutory option to purchase an additional 5,000 shares of Common Stock on the date of the subsequent annual meetings on which he or she remains an Outside Director (the "Subsequent Option"). The term of options granted under the 1998 Director Plan may not exceed 10 years. The 1998 Director Plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the option. Options granted under the 1998 Director Plan shall become exercisable immediately upon the date of grant.

REQUIRED VOTE

     Directors shall be elected by a plurality of the votes of the shares of the Company's Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting. Votes against, votes withheld and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the stockholder's votes. The proxy holders will exercise discretionary authority to cumulate votes in the event that additional persons are nominated at the Annual Meeting for election of directors.

             MANAGEMENT RECOMMENDS A VOTE FOR EACH OF THE CLASS III
                             NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES.

GENERAL

     As of the date hereof 200,000 shares of the Company's Common Stock have been reserved for issuance under the Company's 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"). In August 1998, the Board of Directors adopted an amendment to the 1997 Purchase Plan, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 1,000,000 shares in fiscal 1999, to a total of 1,200,000 reserved shares. As of June 30, 1998, 195,598 shares of Common Stock had been issued under the 1997 Purchase Plan at an average price of $23.5344 per share and 4,402 shares remained available for purchase.

     The 1997 Purchase Plan was adopted in 1997 and stockholder approval was obtained at the 1997 annual meeting of stockholders with the intention of phasing out the Company's 1981 Employee Stock Purchase Plan (the "1981 Purchase Plan") over the two year period ending June 30, 1999. The Company estimates that it will utilize the remaining available shares under the 1997 Purchase Plan leaving an insufficient number of shares for issuance in the exercise periods throughout the phase out of the 1981 Purchase Plan in fiscal 1999.

     The Board of Directors believes that it is in the best interests of the Company to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions. In addition, the Board of Directors believes that the shares remaining available for issuance pursuant to the 1997 Purchase Plan are insufficient for such purpose. Accordingly, at the Annual Meeting, the stockholders are being requested to consider and to approve an amendment of the 1997 Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares which the Company believes is a sufficient number of shares to allow the Company to continue to phase out the 1981 Purchase Plan through the next fiscal year.

     The description of the 1997 Purchase Plan that follows Proposal Three is incorporated herein by this reference.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES.

                                 PROPOSAL THREE

APPROVAL OF AMENDMENTS TO THE 1997 PURCHASE PLAN TO PROVIDE FOR AN AUTOMATIC INCREASE TO THE SHARES FOR ISSUANCE THEREUNDER ON THE FIRST DAY OF EACH NEW FISCAL YEAR

GENERAL

     As of the date hereof 200,000 shares of the Company's Common Stock have been reserved for issuance under the 1997 Purchase Plan. In August 1998, in addition to the amendment described in Proposal Two above, the Board of Directors adopted an amendment to the 1997 Purchase Plan, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder on the first day of each subsequent fiscal year (beginning on July 1, 1999) by the lesser of (a) 2,000,000 shares or (b) the number of shares which the Company estimates (based on the previous 12-month period) it will be required to issue under the 1997 Purchase Plan during the forthcoming fiscal year. As of June 30, 1998, 195,598 shares of Common Stock had been issued under the 1997 Purchase Plan at an average price of $23.5344 per share and 4,402 shares remained available for purchase.

     The Company sought stockholder approval of the 1997 Purchase Plan at the 1997 annual meeting of stockholders with the intention of phasing out the Company's 1981 Purchase Plan over the two year period ending June 30, 1999. Following the phase out of the 1981 Purchase Plan, the 1997 Purchase Plan will need additional shares to replace the shares issued thereunder.

     As described in Proposal Two above, the Company will have phased out the 1982 Purchase Plan by June 30, 1999. Thereafter, the 1997 Purchase Plan will be the Company's sole employee stock purchase plan. The Board of Directors believes that it is in the best interests to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions. The Board believes that the 1,000,000 shares of Common Stock being added to the 1997 Purchase Plan pursuant to Proposal Two will be sufficient to cover the requirements of this plan through June 30, 1999. To simplify the administration of the 1997 Purchase Plan thereafter, the Board has approved the proposed amendment which provides for automatic periodic additions of a specified number of shares of Common Stock to the plan without the need for additional stockholder approval. This amendment is intended to ensure that the 1997 Purchase Plan will continue to have a reasonable number of shares available to meet its requirements for the remainder of its term.

     The description of the 1997 Purchase Plan that follows Proposal Three is incorporated herein by this reference.

REQUIRED VOTE -- PROPOSALS TWO AND THREE

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendments to the 1997 Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1997 PURCHASE PLAN TO PROVIDE FOR AN AUTOMATIC INCREASE TO THE SHARES RESERVED FOR ISSUANCE THEREUNDER ON THE FIRST DAY OF EACH NEW FISCAL YEAR.

SUMMARY OF THE 1997 PURCHASE PLAN, AS AMENDED

     The essential features of the 1997 Purchase Plan, as amended, are outlined below; provided however, that the following summary is qualified in its entirety by the specific language of the 1997 Purchase Plan, as amended, a copy of which is available at no charge to any stockholder upon request.

  Purpose

     The purpose of the 1997 Purchase Plan is to provide employees of the Company and its foreign subsidiaries designated by the Board of Directors of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions.

  Administration

     The 1997 Purchase Plan is administered by the Board of Directors or a committee appointed by the Board of Directors. The Board of Directors has the discretion to delegate routine matters to management. All questions of interpretation or application of the 1997 Purchase Plan are determined in the sole discretion of the Board of Directors, and its decisions are final and binding upon all participants. The Board of Directors may determine, in its sole discretion, the requirements and conditions of participation, if any, by employees of foreign subsidiaries. In the event that the Board of Directors determines that the ongoing operation of the 1997 Purchase Plan may result in unfavorable financial accounting consequences, the Board of Directors may in any manner it determines, in its sole discretion, and, to the extent necessary or desirable, modify or amend the 1997 Purchase Plan, including, but not limited to altering the purchase price for any offering period including an offering period underway at the time of the change in purchase price. Such modifications or amendments shall not require stockholder approval or the consent of any participants in the 1997 Purchase Plan. Members of the Board of Directors who are eligible employees of the Company are permitted to participate in the 1997 Purchase Plan. Members of the Board of Directors will receive no additional compensation for their services in connection with the administration of the 1997 Purchase Plan. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

  Eligibility

     Any person who is employed by the Company or its subsidiaries for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the 1997 Purchase Plan.

     Employees of foreign subsidiaries may be subject to additional requirements and restrictions depending upon applicable local law. As of June 30, 1998, approximately 3,300 employees were participating in the 1997 Purchase Plan.

  Offering Dates

     The 1997 Purchase Plan is implemented by 24-month offering periods (each an "Offering Period"), commencing on January 1 and July 1 of each year. Each Offering Period is composed of four consecutive six-month purchase periods (each a "Purchase Period"). The Board of Directors has the power to alter the duration of the Offering Periods without stockholder approval.

     Eligible employees become participants in the 1997 Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions. An eligible employee may participate in an Offering Period only if, as of the enrollment date of such Offering Period, such employee is not participating in the 1981 Purchase Plan or in any prior Offering Period under the 1997 Purchase Plan which is continuing at the time of such proposed enrollment. An employee who becomes eligible to participate in the 1997 Purchase Plan after the commencement of an Offering Period may not participate until the commencement of the next Offering Period.

  Purchase Price

     The purchase price per share at which shares are sold under the 1997 Purchase Plan shall be 85% of the lesser of (a) the fair market value of the shares of Common Stock on the first day of such Offering Period, and (b) the fair market value of the shares of Common Stock at the time of exercise of a participant's purchase option. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors based on the closing price of the Company's Common Stock on such date as reported on the Nasdaq National Market.

  Payment of Purchase Price; Payroll Deductions

     The purchase price for the shares is accumulated by payroll deductions during the Offering Period. The deductions may not exceed 10% of a participant's eligible compensation. A participant may institute decreases in the rate of payroll deductions at any time and such decreases are immediately effective. Increases in the rate of payroll deductions are effective as of the commencement of the next Offering Period.

     All payroll deductions are credited to the participant's account under the 1997 Purchase Plan; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

  Purchase of Stock; Exercise of Option

     At the beginning of each Offering Period, by executing a subscription agreement to participate in the 1997 Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an Offering Period is determined by dividing $20,000 by 85% of the fair market value of the Common Stock at the beginning of the Offering Period. Notwithstanding the foregoing, no employee may make aggregate purchases of stock of the Company and its subsidiaries under the 1997 Purchase Plan and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code") in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year.

  Withdrawal

     While each employee in the 1997 Purchase Plan is required to sign a subscription agreement authorizing payroll deductions to participate, a participant may terminate his or her participation in the 1997 Purchase Plan at any time by signing and delivering to the Company a notice of withdrawal from the 1997 Purchase Plan. All of the participant's accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the 1997 Purchase Plan by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent Offering Period. A participant's withdrawal from the 1997 Purchase Plan during an Offering Period does not have any effect upon such participant's eligibility to participate in subsequent Offering Periods under the 1997 Purchase Plan.

  Termination of Employment

     Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the 1997 Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the participant's legal representative.

  Capital Changes

     If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding or in the event of any merger, sale or other reorganization, appropriate adjustments shall be made by the Company in the 1997 Purchase Plan's reserve and the number and class of shares subject to outstanding purchase options and in the purchase price per share. Notwithstanding such adjustment, if in a transaction the stockholders of the Company no longer retain at least a majority of the beneficial interest in the voting stock of the Company following such transaction ("Transfer of Control"), the Board of Directors may, in its sole discretion (a) provide that the purchase options become fully exercisable prior to the date of the Transfer of Control,
(b) provide that such successor entity assume the Company's obligations under the 1997 Purchase Plan, or (c) terminate the 1997 Purchase Plan. The Board of Directors may also make provisions for adjusting the number of shares subject to the 1997 Purchase Plan and the purchase price per share if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or decreases in the number of shares of the Company's outstanding Common Stock.

  Amendment and Termination of the 1997 Purchase Plan

     The Board of Directors may at any time amend or terminate the 1997 Purchase Plan; provided, however, amendments that would increase the number of shares reserved for purchase or would otherwise require stockholder approval in order to comply with other regulatory requirements, require stockholder approval.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     The 1997 Purchase Plan is intended to qualify under the provisions of Sections 421 and 423 of the Code with respect to participants who are citizens of the United States ("U.S. Participants"). Under these provisions, no income will be taxable to a U.S. Participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the U.S. Participant will generally be subject to tax, the amount of which will depend upon the holding period. If the shares have been held by the U.S. Participant for more than two years after the offering date and more than one year after the exercise date, the lesser of: (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or any loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Special rules may apply with respect to U.S. Participants subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a U.S. Participant except to the extent of ordinary income reported by U.S. Participants upon disposition of shares prior to the expiration of the two holding periods described above. The consequences to non-U.S. Participants are governed by foreign laws, which typically do not offer the same tax advantages as U.S. laws.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the grant and exercise of options under the 1997 Purchase Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside. It is advisable that a participant contact his or her own tax advisor concerning the application of all of these tax laws.

STOCK PRICE

     The closing price of a share of the Company's Common Stock on the Nasdaq National Market on September 18, 1998 was $22.375.

PLAN BENEFITS

     The Company cannot now determine the number of shares to be purchased in the future by the named executive officers, all current executive officers as a group or all employees (excluding executive officers) as a group. In the fiscal year ended June 30, 1998, however, the following shares of Common Stock were purchased by such persons pursuant to the 1997 Purchase Plan and the 1981 Purchase Plan:

                    NAME OR GROUP                      NUMBER OF SHARES
                    -------------                      ----------------
Kenneth Levy.........................................        1,122
Jon D. Tompkins......................................          617
Kenneth L. Schroeder.................................          937
Robert J. Boehlke....................................          760
Gary E. Dickerson....................................        1,173
Graham J. Siddall....................................          617
All current executive officers (13 persons-as a
  group).............................................       12,254
All employees (including current officers who are not
  executive officers)................................      802,737

                                 PROPOSAL FOUR

APPROVAL OF THE 1998 OUTSIDE DIRECTOR OPTION PLAN AND RESERVATION OF 1,000,000 SHARES OF COMMON STOCK OF THE COMPANY FOR ISSUANCE THEREUNDER.

GENERAL

     The Company's 1998 Outside Director Option Plan (the "1998 Director Plan") was adopted by the Board of Directors in August 1998 and is intended to allow the Company to attract and retain the best available individuals for service as non-employee members of the Board of Directors ("Outside Directors") and to encourage their continued service on the Board. The Company has initially reserved 1,000,000 shares of Common Stock for issuance under the 1998 Director Plan. At the Annual Meeting, the stockholders are being asked to approve the 1998 Director Plan and to approve the reservation of 1,000,000 shares for issuance thereunder. Upon approval by the stockholders of the Company, the Company will no longer grant any options under the current Outside Directors Stock Option Plan and will terminate that plan.

SUMMARY OF THE 1998 DIRECTOR PLAN

     The essential features of the 1998 Director Plan are outlined below; provided however, that the following summary is qualified in its entirety by the specific language of the 1998 Director Plan, a copy of which is available at no charge to any stockholder upon request.

  Purpose

     The 1998 Director Plan provides for the grant of nonstatutory stock options to Outside Directors to allow the Company to attract and retain the best available individuals for service as Outside Directors.

  Administration

     The 1998 Director Plan may be administered by the Board of Directors or a committee of the Board (as applicable, the "Administrator"). The Administrator has the power to determine the terms of the options granted, including the exercise price of the option, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Administra-tor has the authority to amend, suspend or terminate the 1998 Director Plan, provided that no such action may affect any share of Common Stock previously issued and sold or any option previously granted under the 1998 Director Plan.

  Eligibility

     Options under the 1998 Director Plan may be granted only to Outside Directors. No person has any discretion to select which Outside Directors shall be granted options. In addition to discretionary grants by the Board of Directors, the Director Plan provides for automatic grants of options to be made in the following ways: (a) each Outside Director as of the date on which such director first becomes an Outside Director receives a nonstatutory option to purchase 10,000 shares of Common Stock (the "First Option"); and (b) each Outside Director shall automatically be granted a nonstatutory option to purchase an additional 5,000 shares of Common Stock on the date of the subsequent annual meetings on which he or she remains an Outside Director (the "Subsequent Option").

  Terms of Options

     Options granted under the 1998 Director Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1998 Director Plan must generally be exercised within 30 days after the end of optionee's status as an Outside Director of the Company, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's term.

     The exercise price of nonstatutory stock options granted under the 1998 Director Plan shall be at least equal to the fair market value of the Common Stock on the date of grant. The term of all options granted under the 1998 Director Plan may not exceed ten years. Both the First Option and the Subsequent Option shall become 100% exercisable on their respective dates of grant.

  Amendment or Termination

     The Administrator may amend or terminate the 1998 Director Plan at any time. However, no amendment or termination may adversely affect any stock options then outstanding under the 1998 Director Plan without the optionee's consent.

     The 1998 Director Plan provides that in the event of a merger of the Company with or into another corporation, or a sale of substantially all of the Company's assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the Administrator shall provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option exercisable in full in the event of a merger or sale of substantially all of the Company's assets, the Administrator shall notify the optionee that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     The following is only a summary of the effect of federal income taxation upon the Outside Director and the Company with respect to the grant and exercise of options under the 1998 Director Option Plan. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or foreign country in which an Outside Director may reside.

     Options granted under the 1998 Director Plan are nonstatutory options ("NSO"). An Outside Director will not recognize any taxable income at the time he or she is granted an NSO. However, upon the exercise of an NSO, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. Upon resale of such shares by the Outside Director, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Outside Director with respect to shares acquired upon exercise of an NSO.

PLAN BENEFITS

     If the 1998 Director Plan is approved at the Annual Meeting, each Outside Director serving on the Board of Directors shall be entitled to each receive a Subsequent Option. If Proposals One and Four are approved by the stockholders, there will be eight Outside Directors on the Board of Directors immediately following the Annual Meeting and options to purchase an aggregate of 40,000 shares of Common Stock will therefore be outstanding under the 1998 Director Plan immediately following the Annual Meeting.

REQUIRED VOTE

     The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the 1998 Director Plan and for the reservation of 1,000,000 shares of Common Stock of the Company for issuance thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1998 DIRECTOR PLAN AND FOR THE RESERVATION OF 1,000,000 SHARES OF COMMON STOCK OF THE COMPANY FOR ISSUANCE THEREUNDER.

                                 PROPOSAL FIVE

TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for its 1999 fiscal year and recommends that the stockholders vote for ratification of such appointment. If there is a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

EXECUTIVE COMPENSATION

     The following table shows, as to the person who served as Chief Executive Officer during the fiscal year ended June 30, 1998 and each of the five other most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning all reportable compensation awarded to, earned by or paid to each for services to the Company in all capacities during the fiscal year ended June 30, 1998, as well as such compensation for each such individual for the Company's previous two fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                       -------------------------------------   ---------------------------------
                                                                                 AWARDS
                                                                      OTHER    ----------                PAYOUTS
                NAME                                                 ANNUAL    RESTRICTED   SECURITIES   -------
                 AND                                                 COMPEN-     STOCK      UNDERLYING    LTIP      ALL OTHER
              PRINCIPAL                         SALARY               SATION     AWARD(S)     OPTIONS/    PAYOUTS   COMPENSATION
              POSITION                 YEAR      ($)       BONUS     ($)(1)      ($)(2)     SARS(#)(3)   ($)(4)       ($)(5)
              ---------                ----    --------   --------   -------   ----------   ----------   -------   ------------
Kenneth Levy(6)......................  1998    $467,769   $262,314    $N/A        -0-         62,500       -0-       $ 44,430
Chief Executive Officer                1997    $402,122   $334,277    $N/A        -0-        162,500       -0-       $ 72,158
Chairman of the Board                  1996    $350,289   $413,070    $N/A        -0-            -0-       -0-       $111,023
Jon D. Tompkins(7)...................  1998    $467,769   $262,314    $N/A        -0-            -0-       -0-       $ 44,430
Chairman of the Board                  1997    $389,589   $396,462    $N/A        -0-        100,000       -0-       $  1,500
Chief Executive Officer                1996(8) $352,067   $381,562    $N/A        -0-         71,999       -0-       $ 12,291
Kenneth L. Schroeder.................  1998    $455,992   $256,757    $N/A        -0-         62,500       -0-       $ 43,545
President and Chief Operating Officer  1997    $384,231   $332,800    $N/A        -0-        162,500       -0-       $ 71,452
                                       1996    $330,777   $396,095    $N/A        -0-            -0-       -0-       $106,810
Robert J. Boehlke....................  1998    $297,115   $116,708    $N/A        -0-         33,500       -0-       $ 28,604
Executive Vice President               1997    $257,908   $143,587    $N/A        -0-         73,500       -0-       $ 49,911
  and Chief Financial Officer          1996    $248,185   $186,008    $N/A        -0-            -0-       -0-       $ 79,526
Gary E. Dickerson....................  1998    $312,115   $161,364    $N/A        -0-         42,500       -0-       $ 29,984
Executive Vice President,              1997    $260,631   $129,441    $N/A        -0-         82,500       -0-       $ 50,197
  Yield Management Solutions           1996    $221,346   $172,500    $N/A        -0-         20,000       -0-       $ 73,104
Graham J. Siddall(8).................  1998    $312,115   $ 64,717    $N/A        -0-            -0-       -0-       $ 29,984
Executive Vice President,              1997    $261,062   $217,661    $N/A        -0-         40,000       -0-       $  1,500
  Wafer Inspection Group               1996(8) $242,062   $214,132    $N/A        -0-         87,999       -0-       $  1,500

---------------
(1) The amounts paid during the fiscal year to the named executive officers were less than the lesser of (a) $50,000 or (b) 10% of the executive officers total reported salary and bonus.

(2) The Company has not granted any restricted stock rights.

(3) The Company has not granted any stock appreciation rights.

(4) The Company does not have any Long Term Incentive Plans as that term is defined in the regulations.

(5) "All Other Compensation" is itemized as follows:

     - In 1998, Mr. Levy received $25,496 in cash profit sharing; $9,246 in profit sharing was contributed by the Company to the 401(k) Plan; $8,688 was contributed by the Company to the Excess Profit Stock Plan; $1,000 was contributed by the Company as a matching contribution to the 401(k) Plan.

     - In 1998, Mr. Tompkins received $25,496 in cash profit sharing; $9,246 in profit sharing was contributed by the Company to the 401(k) Plan; $8,688 was contributed by the Company to the Excess Profit Stock Plan; $1,000 was contributed by the Company as a matching contribution to the 401(k) Plan.

     - In 1998, Mr. Schroeder received $25,001 in cash profit sharing; $9,230 in profit sharing was contributed by the Company to the 401(k) Plan; $8,314 was contributed by the Company to the Excess Profit Stock Plan; $1,000 was contributed by the Company as a matching contribution to the 401(k) Plan.

     - In 1998, Mr. Boehlke received $16,205 in cash profit sharing; $8,681 in profit sharing was contributed by the Company to the 401(k) Plan; $2,718 was contributed by the Company to the Excess Profit Stock Plan; $1,000 was contributed by the Company as a matching contribution to the 401(k) Plan.

     - In 1998, Mr. Dickerson received $17,016 in cash profit sharing; $9,032 in profit sharing was contributed by the Company to the 401(k) Plan; $2,936 was contributed by the Company to the Excess Profit Stock Plan; $1,000 was contributed by the Company as a matching contribution to the 401(k) Plan.

     - In 1998, Mr. Siddall received $17,016 in cash profit sharing; $9,032 in profit sharing was contributed by the Company to the 401(k) Plan; $2,936 was contributed by the Company to the Excess Profit Stock Plan; $1,000 was contributed by the Company as a matching contribution to the 401(k) Plan.

(6) Mr. Levy was named Chief Executive Officer effective July 1, 1998. During fiscal 1997, Mr. Levy was Chief Executive Officer until April 30, 1997 when, as a result of the merger of Tencor Instruments ("Tencor") into a wholly-owned subsidiary of the Company (the "Merger"), he became Chairman of the Board of Directors and remained in that position until July 1, 1998.

(7) Mr. Tompkins was named Chairman of the Board effective July 1, 1998. He was previously President and Chief Executive Officer of Tencor until April 1997. As a result of the Merger he became Chief Executive Officer of the Company effective April 30, 1997 and remained in that position until July 1, 1998. The compensation described in this Summary Compensation Table reflects certain amounts which were paid during the period prior to the Merger when Tencor was an independent, publicly traded company. Tencor reported its results on a calendar year basis, while the Company reports its results based on a June 30 year end.

(8) The amounts reported for 1996 for Mr. Tompkins and Mr. Siddall are those amounts reported by Tencor in its proxy statements filed with the Securities and Exchange Commission for the year ended December 31, 1996.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth the stock options granted to the named executive officers under the Company's stock option plans and the options exercised by such named executive officers during the fiscal year ended June 30, 1998.

     The Option/SAR Grant Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                    OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR

                KLA-TENCOR CORPORATION 1982 STOCK OPTION PLAN(2)

                                             INDIVIDUAL GRANTS
                          --------------------------------------------------------
                                           PERCENT OF                                    POTENTIAL REALIZABLE VALUE
                                         TOTAL OPTIONS/                                ASSUMED ANNUAL RATES OF STOCK
                                          SARS GRANTED    EXERCISE OR                PRICE APPRECIATION FOR OPTION TERM
                          OPTIONS/SARS    TO EMPLOYEES    BASE PRICE    EXPIRATION   ----------------------------------
          NAME            GRANTED (#)    IN FISCAL YEAR    ($/SHARE)       DATE          5%                     10%
          ----            ------------   --------------   -----------   ----------   -----------            -----------
Kenneth Levy............     62,500           1.73%        $60.5625      07/31/07    $2,380,464             $6,032,564
Jon D. Tompkins.........        -0-            -0-              -0-           N/A           -0-                    -0-
Kenneth L. Schroeder....     62,500           1.73%        $60.5625      07/31/07    $2,380,464             $6,032,564
Robert J. Boehlke.......     33,500            .93%        $60.5625      07/31/07    $1,275,929             $3,233,454
Gary E. Dickerson.......     42,500           1.18%        $60.5625      07/31/07    $1,618,716             $4,102,144
Graham J. Siddall.......        -0-            -0-              -0-           N/A           -0-                    -0-

---------------
(1) The Company has not granted any stock appreciation rights.

(2) The material terms of the grants (other than those set forth in the table) are: (a) The exercise price of the options is the fair market value of Common Stock as of the date of grant; (b) The options vest on a four year schedule with 25% after one year and the remaining option shares vesting 1/36th per month for the remainder of the vesting term; (c) To the extent unexercised, the options lapse after ten years; (d) The options are non-transferrable and are only exercisable during the period of employment of the optionee and for 30 days following termination of employment, subject to limited exceptions in the cases of certain terminations, death or permanent disability of the optionee.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUE(1)

                 KLA-TENCOR CORPORATION 1982 STOCK OPTION PLAN

                                                             TOTAL NUMBER OF                 TOTAL VALUE(2) OF
                             NUMBER OF                  UNEXERCISED OPTIONS HELD         UNEXERCISED, IN-THE-MONEY
                              SHARES                       AT FISCAL YEAR END         OPTIONS HELD AT FISCAL YEAR END
                            ACQUIRED ON     VALUE      ---------------------------   ---------------------------------
           NAME              EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE         UNEXERCISABLE
           ----             -----------   ----------   -----------   -------------   -----------         -------------
Kenneth Levy..............       -0-             -0-     326,901        226,099      $5,673,025            $800,006
Jon D. Tompkins...........       -0-             -0-      15,000         85,000             -0-                 -0-
Kenneth L. Schroeder......    20,000      $1,283,750     298,901        226,099      $4,958,276            $800,006
Robert J. Boehlke.........    35,000      $1,965,880      80,604        104,208      $  524,526            $495,548
Gary E. Dickerson.........    26,500      $1,379,228      71,815        128,885      $  316,089            $446,517
Graham J. Siddall(3)......       -0-             -0-      18,437         21,563             -0-                 -0-

---------------
(1) The Company has not granted any stock appreciation rights.

(2) Total value of vested options based on fair market value of Company's Common Stock of $27.6875 per share as of June 30, 1998.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUE(1)

                 TENCOR INSTRUMENTS 1993 EQUITY INCENTIVE PLAN

                                                                                           TOTAL VALUE(2) OF
                                                            TOTAL NUMBER OF            UNEXERCISED, IN-THE-MONEY
                          NUMBER OF                     UNEXERCISED OPTIONS HELD            OPTIONS HELD AT
                           SHARES                          AT FISCAL YEAR END               FISCAL YEAR END
                         ACQUIRED ON      VALUE       ----------------------------    ----------------------------
         NAME             EXERCISE       REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----            -----------    ----------    -----------    -------------    -----------    -------------
Kenneth Levy(3)........        -0-             -0-          -0-            -0-               -0-            -0-
Jon D. Tompkins........    103,172      $5,753,834       70,947         61,003        $  870,737       $721,660
Kenneth L.
  Schroeder(3).........        -0-             -0-          -0-            -0-               -0-            -0-
Robert J. Boehlke(3)...        -0-             -0-          -0-            -0-               -0-            -0-
Gary E. Dickerson(3)...        -0-             -0-          -0-            -0-               -0-            -0-
Graham J. Siddall......     17,050      $  922,255      105,447         49,625        $1,619,674       $523,601

---------------
(1) The Company has not granted any stock appreciation rights.

(2) Total value of vested options based on fair market value of Company's Common Stock of $27.6875 per share as of June 30, 1998.

(3) Messrs. Levy, Schroeder, Boehlke and Dickerson have been executive officers of the Company and accordingly have never received options under the Tencor Instruments 1993 Equity Incentive Plan. Accordingly, the information under this table is inapplicable to them.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Compensation Committee

     The Committee is comprised of three of the independent, non-employee members of the Board of Directors, none of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors. The Committee periodically reviews its approach to executive compensation and makes changes as appropriate.

  Compensation Philosophy

     The Committee of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the chairman of the board, the chief executive officer and other executive officers. The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry, to motivate executive officers to achieve the Company's business objectives and to align the interests of executive officers with the long term interests of stockholders. The Company currently uses salary, a management incentive plan and stock options to meet these goals.

     The compensation philosophy of the Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of the Company's business strategies, objectives and initiatives. For incentive-based compensation, the Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company's overall financial performance.

  Executive Officer Compensation

     The Committee's approach is based upon a belief that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company's performance and an individual's contribution to the Company's success. In addition, the Committee strives to align the interests of the Company's executive officers with the long-term interests of stockholders through stock option grants that can result in ownership of the Company's Common Stock. The Committee endeavors to structure each executive officer's overall compensation package to be consistent with this approach and to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

     The Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay and participation in benefit plans generally available to other employees. The Committee considers market information from published survey data provided to the Committee by the Company's human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Committee to be peers in the Company's industry.

     For the Company's previous fiscal year, the Committee reviewed and recommended a compensation structure which had as an important component, the successful integration of KLA Instruments Corporation and Tencor Instruments. The merger was completed April 30, 1997 with the Company's fiscal 1998 year focused on integrating the two companies as well as substantial economic and business challenges in the semiconductor and semiconductor capital equipment industries worldwide.

     Base Salary. Salaries for executive officers are set with reference to salaries for comparable positions among other companies in the Company's industry or in industries that employ individuals of similar education and background to the executive officer based on data provided by the Company's human resources staff.

     Management Incentive Plan. Each year since fiscal 1979, the Company has adopted a management incentive plan (the "Incentive Plan") which provides for payments to officers and key employees based on the financial performance of the Company or the relevant business unit, and on the achievement of the person's individual performance objectives. The Incentive Plan is approved by the Committee and submitted to the Board of Directors for ratification. For fiscal 1999 the Incentive Plan sets goals for profitability, achievement of measurable objectives aimed at strategic corporate goals and achievement of objectives relating to managing the ratio of assets to sales.

     Outstanding Corporate Performance Executive Bonus Plan. The Company adopted an additional incentive plan (the "Outstanding Corporate Performance Plan") which allows for an additional bonus in years when the Company achieves certain levels of profitability and growth. For those executive officers that do not have operating divisions reporting to them, the matrix is based on the Company's pre-tax margin and the growth of the Company compared to a peer group. The target percentage for the Outstanding Corporate Performance Plan is the same target percentage as utilized in determining the Incentive Plan bonus. For those executive officers who do have operating divisions reporting to them, the matrix is based on certain specified growth objectives for that division and the Company's net operating margin. The target percentage for the Outstanding Corporate Performance Plan is also the same as that utilized in determining the Incentive Plan bonus. Any amounts to be paid under the Outstanding Corporate Performance Plan will be in the form of a contribution by the Company to the Executive Deferred Savings Plan (the "EDSP") and will vest over a one year period. At the end of such one year period, the executive officer will have the choice of taking a cash payment or leaving it in the EDSP. If the executive officer should leave during that one year period, the contribution by the Company shall be forfeited. The executive officer will be eligible to participate in the Company's profit sharing plan while eligible for Company contributions under the Outstanding Corporate Performance Plan but any amounts contributed by the Company pursuant to the Outstanding Corporate Performance Plan will be offset by profit sharing paid during the year.

     Long-term Incentives. Longer term incentives are provided through the Stock Option Plan and the Excess Profit Stock Plan, each of which reward executive officers through the growth in value of the Company's Common Stock. The Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders.

     Grants of stock options to executive officers are based upon each executive officer's relative position, responsibilities, historical and expected contributions to the Company, and the executive officer's existing stock ownership and previous option grants, with primary weight given to the executive officer's relative rank and responsibilities. Stock options are granted at market price on the date of grant and will provide value to the executive officers only when the price of the Company's Common Stock increases over the exercise price.

 Approval of Fiscal Year 1999 Bonus Plan and Outstanding Corporate Performance Plan

     The Committee approved the fiscal year 1999 bonus plan incentive formula which is based on two components of equal weight. The first is performance against certain financial objectives and the second is achievement of certain non-financial strategic objectives. The bonuses for the Chairman of the Board, the Chief Executive Officer, the President/Chief Operating Officer and the Chief Financial Officer are based on an average of the performance of those managers reporting to the executive officers utilizing a combination of the weighted average contribution made by each manager and a simple average of those contributions. The Committee also approved the fiscal year Outstanding Corporate Performance Plan which is based on a matrix of the Company's net operating margin and certain growth objectives. The Outstanding Corporate Performance Plan does not require any contributions by the Company until the Company achieves a Pre-Tax Margin Factor of 14%. The Pre-Tax Margin Factor is calculated by taking the pre-tax, pre-profit sharing income, excluding non-recurring charges, and dividing it by total revenue.

  Chief Executive Officer Compensation

     For fiscal year 1998, Jon D. Tompkins served as Chief Executive Officer and Kenneth Levy served as Chairman of the Board. Effective July 1, 1998 Mr. Tompkins assumed the role of Chairman of the Board and Mr. Levy assumed the role of Chief Executive Officer. Base salary for Mr. Tompkins for fiscal 1999 has been set at $245,440, and the base salary for Mr. Levy has been set at $490,880 based on the recommendations provided by the Company's Human Resources Compensation staff. Options to purchase 50,809 shares of the Common Stock of the Company were granted to Mr. Tompkins and options to purchase 102,136 shares of the Common Stock of the Company were granted to Mr. Levy, each with standard four year vesting terms. For fiscal 1998 a bonus of $262,314 was paid to Mr. Levy and a bonus of $262,314 was paid to Mr. Tompkins. These payments were based on the formula approved by the Compensation Committee and the Board of Directors last year. In a year in which the Company faced many challenges, including the integration of two companies and severe economic downturn in the semiconductor and semiconductor capital equipment industries worldwide, the Company successfully integrated two companies and continued its profitability with revenues of $1.2 billion and earnings per share of $1.76.

                                      MEMBERS OF THE COMPENSATION COMMITTEE

                                      James W. Bagley
                                      Leo J. Chamberlain
                                      Lida Urbanek

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

PERFORMANCE GRAPH

     The stock price performance shown on the graph following is not necessarily indicative of future price performance.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG KLA-TENCOR
         CORPORATION, THE NASDAQ -- US INDEX AND THE HAMBRECHT & QUIST
                               TECHNOLOGY INDEX*

                                                                               HAMBRECHT &
                                       KLA-TENCOR          NASDAQ - US      QUIST TECHNOLOGY
                                       CORPORATION            INDEX               INDEX
6/30/93                                  100.00              100.00              100.00
6/30/94                                  217.39              100.96              102.21
6/30/95                                  447.83              134.77              180.82
6/30/96                                  269.57              173.03              211.32
6/30/97                                  565.22              210.38              275.98
6/30/98                                  321.01              277.69              349.59

---------------

* Assumes $100 invested on June 30, 1993. The Company's fiscal year end is June 30.

                              CERTAIN TRANSACTIONS

     In connection with the merger between KLA Instruments Corporation and Tencor Instruments (effective April 30, 1997) the Company entered into identical employment arrangements, subsequently amended, with Kenneth Levy, Jon D. Tompkins and Kenneth L. Schroeder, all executive officers of the Company. The arrangements, as amended, provide that certain benefits would be paid if certain events took place after April 30, 1997. The purpose of these arrangements is to retain the services of Messrs. Levy, Tompkins and Schroeder to ensure the continued smooth transition associated with the Merger. The terms of those arrangements provide that if an individual were to leave the Company after April 30, 1998, subject to releasing the Company from all claims, and in connection with working part-time for 36 months, he will receive (i) his base salary for the first 24 months of part-time employment, (ii) a mutually agreeable level of compensation per month for the final 12 months of part-time employment, (iii) an annual bonus (based on an achievement of 100% of bonus objectives) in the fiscal year of his transition to part-time employment, (iv) a bonus paid in the fiscal year following the payment of the annual bonus above, (based on achievement of 100% of his individual bonus objectives) and (v) a pro-rated bonus for the fiscal year in which part-time employment ended. During the periods of part-time employment, all options to exercise stock of the Company which were granted more than 12 months prior to the termination of full-time employment will continue to vest. The same benefits shall be payable in the event the Company terminates his employment without cause. If he is terminated for cause (defined as (i) gross negligence or willful misconduct in connection with the performance of duties,
(ii) conviction of or plea of nolo contendere to any felony, or (iii) the embezzlement or misappropriation of Company property) then he will receive a lump-sum payment equal to 25% of his base salary.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Kenneth Levy, an executive officer and director of the Company filed an amendment to his Form 4 for the month ending August 30, 1997 in order to reflect transactions by a family member and a family trust, which had inadvertently been left off of the original Form 4. Mr. Levy filed the amendment when he discovered the error. Jon
D. Tompkins, an executive officer and director of the Company filed an amendment to his Form 4 for the month ending July 31, 1997 to reflect ownership of an additional 1,500 shares of the Company's Common Stock owned by Mr. Tompkins. These shares were inadvertently not reported on the original Form 4 because they were held by Mr. Tompkins under the Tencor Instruments employee stock purchase plan prior to the Merger. Mr. Tompkins filed an amendment when he discovered the error. Dean O. Morton, a director of the Company, filed an amended Form 4 for the month ending August 30, 1997 to reflect an exercise of a stock option inadvertently not reported on the original Form 4. Mr. Morton filed an amendment when he discovered the error. Graham J. Siddall, an executive officer of the Company filed an amendment to his Form 4 for the month ending August 30, 1997 in order to reflect exercises of stock options which had inadvertently been left off the original Form 4. Mr. Siddall filed the amendment when he discovered the error.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

September 30, 1998

                             KLA-TENCOR CORPORATION

                        1998 OUTSIDE DIRECTOR OPTION PLAN

           1. Purposes of the Plan. The purposes of this 1998 Outside Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

              All options granted hereunder shall be nonstatutory stock options.

           2. Definitions. As used herein, the following definitions shall apply:

                     (a) "Board" means the Board of Directors of the Company.

                     (b) "Code" means the Internal Revenue Code of 1986, as amended.

                     (c) "Common Stock" means the common stock of the Company.

                     (d) "Company" means KLA-Tencor Corporation.

                     (e) "Director" means a member of the Board.

                     (f) "Disability" means total and permanent disability as defined in section 22(e)(3) of the Code.

                     (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                     (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                              (i) If the Common Stock is listed on any
established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                              (ii) If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                              (iii) In the absence of an established market for
the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                     (j) "Inside Director" means a Director who is an Employee.

                     (k) "Option" means a stock option granted pursuant to the Plan.

                     (l) "Optioned Stock" means the Common Stock subject to an Option.

                     (m) "Optionee" means a Director who holds an Option.

                     (n) "Outside Director" means a Director who is not an Employee.

                     (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                     (p) "Plan" means this 1998 Director Option Plan.

                     (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

                     (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

           3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one million Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

                     If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

           4. Administration and Grants of Options under the Plan.

                     (a) Discretionary Grants. The Board (or its committee) shall have the authority, in its discretion, to make discretionary grants of Options hereunder to Outside Directors and to specify the terms and conditions of such discretionary Option grants.

                     (b) Automatic Grants. Outside Directors under this Plan shall receive automatic Option grants as follows:

                              (i) Each Outside Director shall be automatically
granted an Option to purchase ten thousand (10,000) Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

                              (ii) Each Outside Director shall be automatically
granted an Option to purchase five thousand (5,000) Shares (a "Subsequent Option") on the day of the Company's annual meeting of shareholders of each year provided he or she is then an Outside Director, and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

                               (iii) The terms of a First Option granted
hereunder shall be as follows:

                                        (A) the term of the First Option shall
be ten (10) years.

                                        (B) the First Option shall be
exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                                        (C) the exercise price per Share shall
be 100% of the Fair Market Value per Share on the date of grant of the First Option.

                                        (D) subject to Section 10 hereof, the
First Option shall become exercisable as to twenty-five percent of the Shares subject to the First Option on the first anniversary of its date of grant and as to 1/48th of the Shares initially subject to the First Option each month thereafter, so as to be 100% vested on the fourth anniversary of the date of grant, provided that the Optionee continues to serve as a Director on such dates.

                               (iv) The terms of a Subsequent Option granted
hereunder shall be as follows:

                                        (A) the term of the Subsequent Option
shall be ten (10) years.

                                        (B) the Subsequent Option shall be
exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                                        (C) the exercise price per Share shall
be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

                                        (D) subject to Section 10 hereof, the
Subsequent Option shall become exercisable as to 100% percent of the Shares subject to the Subsequent Option on the fourth anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such date.

                     (c) Powers of the Board. Subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such committee, and subject to the approval of any relevant authorities, the Board (or its committee) shall have the authority, in its discretion:

                              (i) to modify or amend each Option, including the
discretionary authority to change prospectively the vesting schedules of options, to extend the post-termination exercisability period of outstanding Options longer than is otherwise provided for and/or to accelerate the vesting of any outstanding Option;

                              (ii) to construe and interpret the terms of the
Plan and awards granted pursuant to the Plan.

                     (d) Share Shortfalls. In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

           5. Eligibility. Options may be granted only to Outside Directors. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

           6. Term of Plan. The Plan shall become effective upon the date upon which it is approved by the Company's stockholders. It shall continue in effect until it is terminated under Section 11 of the Plan.

           7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair

Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

           8. Exercise of Option.

                     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4 hereof.

                     An Option may not be exercised for a fraction of a Share.

                     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

                     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                     (b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within thirty days (30) following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                     (c) Disability of Optionee. In the event Optionee's status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                     (d) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

           9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

          10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, (but not the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof) shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

                     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

           If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

           For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

           11. Amendment and Termination of the Plan.

                     (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

           12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

           13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

           14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

           15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

           16. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

                             KLA-TENCOR CORPORATION

                  Proxy for 1998 Annual Meeting of Stockholders

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Kenneth Levy and Lisa C. Berry, and each of them, as Proxies with full power of substitution, to represent and vote as designated in this proxy any and all shares of the common stock of KLA-Tencor Corporation (the "Company"), held or owned by or standing in the name of the undersigned on the Company's books on September 18, 1998, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at One Technology Drive, Milpitas, California 95035, at 11:00 a.m. local time on Tuesday, November 17, 1998 and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

The undersigned hereby directs and authorizes said Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side or, if no specification is made, to vote in favor thereof.

The undersigned hereby further confers upon said Proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters that may properly come before the meeting or any continuation or adjournment thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of the Company, (b) accompanying Proxy Statement, and (c) Annual Report to Stockholders for the year ending June 30, 1998.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE

/ X /  Please mark votes as in this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4 AND 5.

1. To elect Class III directors to serve for a three year term and until their successors are elected. Nominees: James W. Bagley, Edward W. Barnholt, Dean O. Morton and Kenneth L. Schroeder.

             FOR                     WITHHELD
             / /                       / /

            / /
                --------------------------------------------------
                For all nominees, except as noted above.

2. To approve amendments to the 1997 Employee Stock Purchase Plan to increase the number of shares of Common Stock of the Company reserved for issuance thereunder by 1,000,000 shares.

             FOR             AGAINST            ABSTAIN
             / /               / /                / /

3. To approve amendments to the 1997 Employee Stock Purchase Plan to increase the number of shares of Common Stock of the Company reserved for issuance thereunder on the first day of each subsequent fiscal year by the lesser of (a) 2,000,000 shares or (b) the number of shares which the Company estimates (based on the previous 12-month period) it will be required to issue under the 1997 Employee Stock Purchase Plan during the forthcoming fiscal year.

             FOR             AGAINST            ABSTAIN
             / /               / /                / /

4. To approve the 1998 Outside Director Option Plan and to reserve for issuance thereunder 1,000,000 shares of the Common Stock of the Company.

             FOR             AGAINST            ABSTAIN
             / /               / /                / /

5. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 1999.

             FOR             AGAINST            ABSTAIN
             / /               / /                / /


In their discretion, the proxy holders are authorized to vote on all such other matters as may properly come before the meeting or any adjournment thereof.

/ /    Mark here if you plan to attend the meeting

/ /    Mark here for address change and note below

Please sign exactly as your name appears on your stock certificate(s), date and return this Proxy promptly in the reply envelope provided. Please correct your address before returning this Proxy. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


Signature:                                         Date:
           --------------------------------------        -----------------
Signature:                                         Date:
           --------------------------------------        -----------------

                                  [DETACH HERE]